Exhibit 10.3

WAIVER AND FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 7th day of May, 2010, by and between SILICON VALLEY BANK (“Bank”) and PROCERA NETWORKS, INC., a Nevada corporation (“Borrower”).

Recitals

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2009 (as the same has been amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower is currently in default of the Loan Agreement for failing to comply with the Performance to Plan covenant for the quarter ending March 31, 2010 pursuant to Section 6.7(a) of the Loan Agreement (“Existing Event of Default”).

D.            Borrower has requested that Bank amend the Loan Agreement to (i) waiver the Existing Event of Default and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

E.            Although Bank is under no obligation to do so, Bank is willing to waive the Existing Event of Default and amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.      Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.      Amendments to Loan Agreement.

2.1     Section 13 (Definitions). The definition of Permitted Investments set forth in Section 13.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Permitted Investments” are: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank, and (v) Investments by Borrower in Netintact not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate in any fiscal year.

3.      Waiver of Existing Event of Default.  Bank hereby waives the Existing Event of Default.  Except as otherwise specifically provided for in this Agreement, nothing contained herein shall be construed as a consent or waiver by Bank of any covenant or provision of the Loan Agreement, the other Loan Documents, this Agreement or any other contract or instrument between Borrower and Bank, and the failure of Bank at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Bank to thereafter demand strict compliance therewith.

4.             Limitation of Amendments.

4.1          The amendment set forth in Section 2 above and the waiver set forth in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2          This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3          Failure to perform all of the terms of this Agreement shall cause an Event of Default under the Loan Documents.

5.            Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

5.1         Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default, other than the Existing Event of Default, has occurred and is continuing;

5.2         Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

5.3     The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4     The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

5.5     The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6     The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

5.7     This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

5.8     To ensure the legality, validity, enforceability or admissability into evidence of this Agreement in each of the jurisdictions in which Borrower is incorporated or organized and any jurisdiction in which Borrower conducts business, it is not necessary that (i) this Agreement be filed or recorded with any court or other authority in such jurisdiction, (ii) any other filings, notices, authorizations, approvals be obtained or other actions taken, or (iii) any stamp or similar tax be paid on or with respect to this Agreement, or, if any of the foregoing actions are necessary, they have been duly taken; and

5.9     Neither Borrower nor their respective properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

6.      Release by Borrower.

6.1     FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2     In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

6.3     By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4     This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5     Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)           Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)           Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)           The terms of this Agreement are contractual and not a mere recital.

(d)           This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)           Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.      Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.      Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Five Hundred Dollars ($500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Aman Johal
Name: Aman Johal
Title: Relationship Manager

BORROWER

PROCERA NETWORKS, INC.

By:	/s/ Charles Constanti
Name: Charles Constanti
Title: Chief Financial Officer